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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          SAFEWAY STORES, INCORPORATED



         Safeway Stores, Incorporated, a corporation existing under the laws of the State of Delaware, which was originally incorporated under the name SSI Holdings Corporation on July 23, 1986 (the "Corporation"), does hereby certify:

         FIRST: That the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

                                    ARTICLE I

         The name of the Corporation is Safeway Inc.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                                   ARTICLE IV

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) consisting of Three Hundred Million (300,000,000) shares of common stock, par value $.01 per share (the
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"Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

                                    ARTICLE V

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than 6 directors nor more than 12 directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1991 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1992 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1993 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1991, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that
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class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                                   ARTICLE VI

         Any or all of the directors of the Corporation may be removed from office at any time, either with or without cause, by the affirmative vote of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.

                                  ARTICLE VII

         Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                                  ARTICLE VIII

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the President or the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.

                                   ARTICLE IX
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         The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                    ARTICLE X

         A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of
Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper
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personal benefit. No amendment to or repeal of this Section B of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         C. In furtherance and not in limitation of the powers conferred by statute:

                  (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

                  (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

                                   ARTICLE XI

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of
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the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

                                   ARTICLE XII

         The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         SECOND: That this Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, Safeway Stores, Incorporated has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Peter A. Magowan, its President, and attested by Bernat Rosner, its Secretary, this 22nd day of February, 1990.

                                               SAFEWAY STORES, INCORPORATED

                                               /s/  Peter A. Magowan
                                               ---------------------------------
                                                    Peter A. Magowan



ATTEST:



/s/  Bernat Rosner
- ------------------------
     Bernat Rosner

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  SAFEWAY INC.


         SAFEWAY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That, by written consent of the Board of Directors of said corporation as of February 28, 1996, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that Article IV of the Corporation's Restated Certificate of Incorporation be amended to read as follows, subject to the required consent of the stockholders of the Corporation:

                                   ARTICLE IV

                     The total number of shares of all classes of stock which
              the Corporation shall have authority to issue is Seven Hundred Seventy Five Million (775,000,000), consisting of Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Twenty Five Million (25,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.
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         SECOND: That, thereafter, at the Annual Meeting of the stockholders of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, SAFEWAY INC. has caused this certificate to be signed by Steven A. Burd, its President, and attested by Michael C. Ross, its Secretary, this 14th day of May, 1996.

                                         SAFEWAY INC.


                                         By:     /s/ Steven A. Burd
                                                 -------------------------------
                                                 Steven A. Burd
                                                 President


ATTEST:


/s/ Michael C. Ross
- -----------------------------
Michael C. Ross
Secretary